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                                                                    EXHIBIT 23.2


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-52025) of Frontier Corporation (now known as Global Crossing North America, Inc.) and the Registration Statements on Form S-8 (File No. 333-86693 and 333-94893) of Global Crossing Ltd. of our report dated February 26, 1999 relating to the financial statements of the Frontier Group Bargaining Unit Employees' Retirement Savings Plan which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP

Rochester, New York
June 27, 2000